Exhibit 99.1

RadiSys Reports Fourth Quarter and Annual 2010 Results

Fourth Quarter Results

  Revenue $66.8 Million
  Next-Generation Communications Revenue $28.0 Million
  Gross Margin 32.7%, 34.7% Non-GAAP
  Operating Loss 1.7%, Operating Income 4.9% Non-GAAP

2010 Results

  Revenue $284.3 Million
  Next-Generation Communications Revenue $118.1 Million, up 15.7%, 42% of total Revenue
  Gross Margin 30.7%, 33.1% Non-GAAP
  Operating Income 0.2%, 5.4% Non-GAAP
  Operating Cash Flow $16.1 Million

HILLSBORO, Ore.--(BUSINESS WIRE)--February 1, 2011--RadiSys® Corporation (NASDAQ: RSYS), a leading provider of innovative hardware and software platforms for next generation IP-based wireless, wireline and video networks, announced revenues for the fourth quarter of $66.8 million, GAAP net loss of $2.1 million or $0.09 per share, and non-GAAP net income of $2.0 million or $0.08 per diluted share. The Company announced annual 2010 revenues of $284.3 million, GAAP net loss of $369 thousand or $0.02 per share, and non-GAAP net income of $12.8 million or $0.50 per diluted share.

GAAP Results	Quarterly Results			Annual Results
	Q4 2010	Q4 2009	Vs. Q4 2009	2010	2009	Vs. 2009
Revenue	$66.8 million	$78.1 million	down 14.5%	$284.3 million	$304.3 million	down 6.6%
Next-Gen Communications Revenue	$28.0 million	$28.5 million	down 1.7%	$118.1 million	$102.0 million	up 15.7%
Gross Margin % of Revenue	32.7%	30.4%	up 2.3 points	30.7%	30.5%	up 0.2 points
Operating Income (Loss) % of Revenue	(1.7%)	1.4%	down 3.1 points	0.2%	(0.7%)	up 0.9 points
Earnings (Loss) per Share	(9 cents)	2 cents	down 11 cents	($0.02)	($1.81)	up $1.79

Non-GAAP Results	Quarterly Results			Annual Results
	Q4 2010	Q4 2009	Vs. Q4 2009	2010	2009	Vs. 2009
Revenue	$66.8 million	$78.1 million	down 14.5%	$284.3 million	$304.3 million	down 6.6%
Gross Margin % of Revenue	34.7%	32.7%	up 2.0 points	33.1%	33.0%	up 0.1 points
Operating Income % of Revenue	4.9%	7.7%	down 2.8 points	5.4%	6.8%	down 1.4 points
Earnings per Share	8 cents	19 cents	down 11 cents	50 cents	70 cents	down 20 cents

Non-GAAP results exclude the impact of amortization of acquired intangible assets, stock-based compensation expense, restructuring charges, a deferred tax asset valuation allowance charge, a deferred tax foreign exchange benefit and tax contingency adjustments. A reconciliation of GAAP to non-GAAP results is included in the tables below.

Commenting on the results, Scott Grout, RadiSys President and CEO stated, “Fourth quarter revenues and earnings finished above our revised guidance in December due to upsides in our media server business at the end of the quarter. While our full year Next Generation Communications revenue growth was below our original projections, we did grow this business by 16% and continued to strengthen our leadership position in our target markets. In 2010, we were awarded business with many new and existing customers across a wide range of applications including new fourth quarter wins in VQE, mobile video, network security, military communications and fixed mobile convergence applications. We also continue to make good progress in offering more software rich solutions such as our new LTE security gateway product where our customer completed lab evaluations and began customer field trials in the fourth quarter.”

Fourth Quarter Business Highlights

  Next-Generation Product Highlights:
--

The Company won the 2010 Internet Telephony Excellence Award for its Voice Quality Enhancement (VQE) software that is a new feature available on the market-leading RadiSys media server. Voice over internet protocol (VoIP) services based on IP media servers are increasingly being deployed due to their compelling economic benefits. RadiSys VQE solution significantly improves the quality of these VoIP services by addressing common issues such as noise, packet loss and echo.

--

The Company was awarded new Media Server business with a new top 10 global IP solutions provider for a conferencing application. In addition, the Company won new business in VQE, 3G mobile video and several other VoIP applications. The Company announced a partnership with Ethrix, a SIP video application partner, to deploy its Integrated Mobile Media Server (IMMS) with Planet41 in the emerging India market.

--

The Company’s newly announced Long Term Evolution (LTE) Security Gateway (SEG) product won two awards during the quarter; the 2010 Product of the Year Award from 4G Wireless Evolution and the Advanced Telecommunications Computing Architecture (ATCA) Summit 2010 Best-of-Show Award in the category of Best Unique Customer Application. The RadiSys LTE SEG is a carrier grade solution providing user authentication, data integrity and encryption for IP-based wireless networks. The solution can be deployed as a standalone network element or integrated into other wireless data systems. This product is now in trials by a Tier 1 equipment maker and is expected to be commercially available in the first half of 2011.

--

The Company was awarded new ATCA-based system business for use in optical transport equipment with a leading networking company that provides solutions for carrier networks. Other new ATCA application wins in the quarter included satellite network gateway, fixed mobile convergence for cable network providers, which is a new market for the Company, and mobile video in the network.

  Commercial Highlights:
--

The Company introduced its new COM Express CEQM67 module that delivers high performance processing power and graphics within a small form factor for enterprise, telecom, military/ aerospace and medical applications.

--

The Company was awarded new COM Express business in North America with an enterprise telecommunications IP network provider and in two military communications applications with its new high performance extended temperature modules.

Fourth Quarter Financial Highlights

  Total revenue was $66.8 million. Next-Generation Communications Networks product revenue was $28.0 million.
  GAAP gross margin was 32.7%. Non-GAAP gross margin was 34.7% and up 2.0 percentage points from the same quarter in the prior year due to favorable product mix.
  Total GAAP Research and Development (R&D) and Selling, General and Administrative (SG&A) expenses were $21.0 million and non-GAAP R&D and SG&A expenses were $19.9 million and at a similar level to the prior quarter.
  As previously announced in December, a restructuring charge of $1.8 million was recorded in the quarter. The charge was principally attributable to employee-related expenses as a result of reducing the Company’s operating infrastructure associated with revenue declines in the Company’s Legacy business.

2010 Annual Financial Highlights

  2010 revenue was $284.3 million, down $20 million or 6.6% over the prior year with the decline coming solely from the Company’s Legacy / Traditional Communications Networks products. Next Generation Communications Networks product revenues were $118.1 million for the year, up $16.0 million or 15.7% and represented 42% of total sales, up from 34% of total sales in the prior year.
  GAAP gross margin was 30.7%, up 0.2 percentage points over the prior year. Non-GAAP gross margin was 33.1%, up 0.1 percentage points year-over-year. The change includes increased Next Generation Communications Networks revenues, which have higher gross margin rates, along with improved operational costs that were offset by lower Legacy / Traditional Communications Networks revenues at decreasing gross margin rates.
  GAAP operating income was $0.7 million or 0.2% of revenues. Non-GAAP operating income was $15.3 million or 5.4% of revenues.
  Cash flow from operating activities was $16.1 million in 2010. Cash and cash equivalents were $129.1 million at the end of 2010, up from $100.7 million at the end of the 2009.

First Quarter and Annual 2011 Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking and actual results may differ materially. The Company assumes no obligation to update these forward-looking statements.

  First quarter revenue is projected to be between $67 and $71 million and total Next Generation Communication Network product revenues are expected to be up sequentially from the fourth quarter.
  First quarter non-GAAP gross margin is expected to be approximately 31% at the midpoint of the guidance range, which is down from the prior quarter due to lower gross margin rates on legacy products as well as lower media server revenues in the first quarter.
  First quarter non-GAAP total R&D and SG&A expenses are expected to be down by approximately $750 thousand from the fourth quarter at the midpoint of the guidance range.
  First quarter GAAP net loss is expected to be $0.02 to $0.06 per share. First quarter non-GAAP net income is expected to be between $0.04 and $0.09 per diluted share. GAAP expectations assume an effective tax rate of 30% and non-GAAP expectations assume an effective tax rate of 7%.
  For the full year of 2011, total revenues are currently expected to increase year over year. Next Generation Communication Networks revenues are expected to increase by over 20%, with growth expected in both ATCA and media server products year over year. Legacy/Traditional Communications Networks product revenues are expected to be down by up to 20%, and Commercial product revenues are expected to decline by up to 10%.

In closing, Scott Grout stated, “We grew our Next Generation business nicely in 2010 and expect to grow this business at an even higher rate in 2011. I am pleased with our strong market position in next-generation platforms and am excited about our early progress on solution level products like our LTE Security Gateway product for Telecom Equipment Manufacturers or TEMs. These products will allow us to continue to expand our value, addressable markets and margins over time. We also have a strong balance sheet and are focused on strategic acquisitions that will further accelerate our revenue and earnings growth.”

Conference Call and Web-cast Information

RadiSys will host a conference call on Tuesday, February 1, 2011 at 5:00 p.m. ET to discuss the fourth quarter 2010 results and to review the financial and business outlook for the first quarter and the full year of 2011.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID# 37567848. The live conference call will also be available via webcast on the RadiSys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Tuesday, November 9, 2010. To access the replay, dial (800) 642-1687 in the U.S. and Canada or (706) 645-9291 for all other countries with conference ID# 37567848. A replay of the webcast will be available for an extended period of time on the RadiSys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy, outlook guidance, and expectations for the first quarter and the full year of 2011. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration, (b) the Company’s use of one contract manufacturer for a significant portion of the production of its products, (c) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays and (d) other factors listed in RadiSys’ reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2009, as updated by the subsequent Quarterly Reports on Forms 10-Q, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company’s investor relations web site at http://investor.radisys.com/, or at the SEC’s website at http://www.sec.gov. Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of February 1, 2011. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R (now codified at FASB ASC Topic 718), (c) restructuring charges (reversals), (d) a deferred tax asset valuation charge, (e) a Canadian deferred tax foreign exchange benefit, (f) tax contingency adjustments, and (g) income taxes. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (NASDAQ: RSYS) is a leading provider of innovative hardware and software platforms for next generation IP-based wireless, wireline and video networks. RadiSys products include its market leading ATCA and IP Media Server platforms as well as application software for new IP-based communications services. These products enable customers to bring more new high-value applications and services to market faster with a lower investment. RadiSys products are used in a wide variety of applications including 3G/4G/LTE wireless voice, data and video, Femtocell, VoIP and Video over IP communications and conferencing, Voice Quality Enhancement (VQE), and secure defense communications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.

RadiSys® is a registered trademark of RadiSys Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues	$66,826	$78,128	$284,311	$304,273
Cost of sales:
Cost of sales	43,826	52,783	190,915	204,975
Amortization of purchased technology	1,164	1,619	6,182	6,476
Total cost of sales	44,990	54,402	197,097	211,451
Gross margin	21,836	23,726	87,214	92,822
Research and development	9,504	10,208	38,678	41,886
Selling, general, and administrative	11,502	10,971	45,532	45,105
Intangible assets amortization	192	647	730	2,588
Restructuring charges, net	1,778	817	1,575	5,435
Income (loss) from operations	(1,140)	1,083	699	(2,192)
Interest expense	(457)	(589)	(2,035)	(2,373)
Interest income	70	294	636	1,122
Other (expense) income, net	(120)	(22)	(154)	211
Income (loss) before income tax (benefit) expense	(1,647)	766	(854)	(3,232)
Income tax (benefit) expense	435	285	(485)	39,335
Net income (loss)	($2,082)	$481	($369)	($42,567)
Net income (loss) per share:
Basic	($0.09)	$0.02	($0.02)	($1.81)
Diluted (I), (II)	($0.09)	$0.02	($0.02)	($1.81)
Weighted average shares outstanding:
Basic	24,310	23,809	24,144	23,493
Diluted (I), (II)	24,310	24,109	24,144	23,493

(I) For all periods presented, the computation of diluted earnings per share excludes the effects of the Company's 2013 convertible senior notes, as they are anti-dilutive.

(II) For the three months ended December 31, 2009, the computation of diluted earnings per share includes the effects of stock options and restricted stock units. For the three months ended December 31, 2010 and for the years ended December 31, 2010 and 2009, the computation of diluted earnings per share excludes the effects of stock options, and restricted stock, as they are antidilutive.

CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$129,078	$100,672
Short-term investments	—	54,321
ARS settlement right	—	7,833
Accounts receivable, net	42,855	44,614
Other receivables	1,665	3,708
Inventories, net	15,178	15,325
Inventory deposit, net	6,194	2,126
Other current assets	4,612	4,679
Deferred tax assets, net	551	1,912
Total current assets	200,133	235,190

Property and equipment, net	9,487	9,926
Intangible assets, net	7,088	10,720
Long-term deferred tax assets, net	16,005	14,925
Other assets, net	8,215	6,273
Total assets	$240,928	$277,034

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,190	$29,073
Accrued wages and bonuses	6,556	6,934
Deferred income	4,424	3,156
Line of credit	—	41,287
Other accrued liabilities	12,914	14,302
Total current liabilities	53,084	94,752
Long-term liabilities:
2013 convertible senior notes, net	50,000	50,000
Other long-term liabilities	450	2,565
Total long-term liabilities	50,450	52,565
Total liabilities	103,534	147,317
Shareholders’ equity :
Preferred stock — $.01 par value, 5,664 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 24,351 and 23,876 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively.	266,945	258,670
Accumulated deficit	(134,683)	(134,314)
Accumulated other comprehensive income:
Cumulative translation adjustments	4,739	4,614
Unrealized gain on hedge instruments	393	747
Total accumulated other comprehensive income	5,132	5,361
Total shareholders’ equity	137,394	129,717
Total liabilities and shareholders’ equity	$240,928	$277,034

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income (loss)	($2,082)	$481	($369)	($42,567)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,585	3,737	11,922	15,390
Inventory valuation allowance	365	372	1,368	2,995
Gain on ARS	-	443	(7,854)	(3,658)
Exercise of ARS settlement right	-	(483)	7,833	3,238
Non-cash interest expense from debt	112	112	448	448
Deferred income taxes	245	(693)	403	(513)
Deferred tax valuation allowance		-	-	42,003
Canadian deferred tax foreign exchange benefit	-	-	-	(3,204)
Tax liability adjustments	-	-	(1,029)	-
Stock-based compensation expense	1,278	1,814	6,158	8,519
Other	210	416	179	450
Changes in operating assets and liabilities:
Accounts receivable	792	(7,577)	2,102	937
Other receivables	519	1,437	2,043	(2,618)
Inventories	(2,527)	12,559	(1,030)	12,215
Inventory deposit	(697)	(1,748)	(4,068)	(2,370)
Other current assets	(367)	913	(934)	1,172
Accounts payable	(5,591)	(2,286)	82	(5,050)
Accrued wages and bonuses	644	1,477	(536)	(4,319)
Deferred income	(651)	284	998	881
Other accrued liabilities	2,000	(694)	(1,627)	1,491
Net cash provided by (used in) operating activities	(3,165)	10,564	16,089	25,440

Cash flows from investing activities:
Proceeds from the sale of auction rate securities	-	250	62,175	550
Purchase of Pactolus, net of cash acquired	-	-	(3,385)	-
Capital expenditures	(778)	(2,412)	(4,061)	(4,805)
Purchase of long-term assets	(569)	(550)	(3,758)	(592)
Other	27	-	477	-
Net cash provided by (used in) investing activities	(1,320)	(2,712)	51,448	(4,847)

Cash flows from financing activities:
Payments on capital lease obligation	-	-	-	(147)
Net settlement of restricted shares	(140)	(19)	(469)	(351)
Borrowings on line of credit	-	44	13,738	1,752
Payments on line of credit	-	-	(55,025)	-
Proceeds from issuance of common stock	456	733	2,586	4,753
Net cash provided by (used in) financing activities	316	758	(39,170)	6,007

Effect of exchange rate changes on cash	(10)	(50)	39	92
Net increase (decrease) in cash and cash equivalents	(4,179)	8,560	28,406	26,692
Cash and cash equivalents, beginning of period	133,257	92,112	100,672	73,980
Cash and cash equivalents, end of period	$129,078	$100,672	$129,078	$100,672

REVENUE BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
North America	$22,630	$31,241	$97,361	$100,138
Europe	20,257	21,096	80,218	82,654
Asia Pacific	23,939	25,791	106,732	121,481
Total	$66,826	$78,128	$284,311	$304,273

North America	33.9%	40.0%	34.2%	32.9%
Europe	30.3%	27.0%	28.2%	27.2%
Asia Pacific	35.8%	33.0%	37.5%	39.9%
Total	100.0%	100.0%	100.0%	100.0%

REVENUE BY PRODUCT GROUP
(In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Next-generation Communications Networks Products	$27,985	$28,473	$118,078	$102,046
Traditional Communications Networks Products	20,800	29,197	91,873	136,828
Total Communications Networks Products	48,785	57,670	209,951	238,874
Medical Products	8,628	7,945	33,366	26,261
Other Commercial Products	9,413	12,513	40,994	39,138
Total Commercial Products	18,041	20,458	74,360	65,399
Total	$66,826	$78,128	$284,311	$304,273

Next-generation Communications Networks Products	41.9%	36.4%	41.5%	33.5%
Traditional Communications Networks Products	31.1%	37.4%	32.3%	45.0%
Total Communications Networks Products	73.0%	73.8%	73.8%	78.5%
Medical Products	12.9%	10.2%	11.8%	8.6%
Other Commercial Products	14.1%	16.0%	14.4%	12.9%
Total Commercial Products	27.0%	26.2%	26.2%	21.5%
Total	100.0%	100.0%	100.0%	100.0%

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
GROSS MARGIN:
GAAP gross margin	$21,836	$23,726	$87,214	$92,822
(a) Amortization of acquired intangible assets	1,164	1,619	6,182	6,476
(b) Stock-based compensation	176	219	816	1,050
Non-GAAP gross margin	$23,176	$25,564	$94,212	$100,348
RESEARCH AND DEVELOPMENT:
GAAP research and development	$9,504	$10,208	$38,678	$41,886
(b) Stock-based compensation	(293)	(368)	(1,303)	(2,176)
Non-GAAP research and development	$9,211	$9,840	$37,375	$39,710
SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$11,502	$10,971	$45,532	$45,105
(b) Stock-based compensation	(809)	(1,227)	(4,039)	(5,060)
Non-GAAP selling, general and administrative	$10,693	$9,744	$41,493	$40,045
INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	($1,140)	$1,083	$699	($2,192)
(a) Amortization of acquired intangible assets	1,356	2,266	6,912	9,064
(b) Stock-based compensation	1,278	1,814	6,158	8,286
(c) Restructuring charges, net	1,778	817	1,575	5,435
Non-GAAP income from operations	$3,272	$5,980	$15,344	$20,593
NET INCOME (LOSS):
GAAP net income (loss)	($2,082)	$481	($369)	($42,567)
(a) Amortization of acquired intangible assets	1,356	2,266	6,912	9,064
(b) Stock-based compensation	1,278	1,814	6,158	8,286
(c) Restructuring charges, net	1,778	817	1,575	5,435
(d) Deferred tax asset valuation allowance charge	-	-	-	42,003
(e) Canadian deferred tax foreign exchange benefit	-	-	-	(3,204)
(f) Tax liability adjustments		-	(1,029)	-
(g) Income tax effect of reconciling items	(306)	(362)	(405)	(697)
Non-GAAP net income	$2,024	$5,016	$12,842	$18,320

GAAP weighted average shares (diluted)	24,310	24,109	24,144	23,493
Dilutive equity awards included in Non-GAAP earnings per share	509	143	444	367
2013 convertible senior notes dilutive shares (I), (II)	-	3,837	3,837	3,837
Non-GAAP weighted average shares (diluted) (I), (II)	24,819	28,089	28,425	27,697
GAAP net income (loss) per share (diluted)	($0.09)	$0.02	($0.02)	($1.81)
Non-GAAP adjustments detailed above	$0.17	$0.17	$0.52	$2.51
Non-GAAP net income per share (diluted) (I), (II)	$0.08	$0.19	$0.50	$0.70

(I) For the three months ended December 31, 2010, the diluted earnings per share calculation excludes the effects of the Company's 2013 convertible senior notes, as they are anti-dilutive.

(II) For the three months ended December 31, 2009, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $291,000, related to dilutive equity shares underlying our 2013 convertible senior notes. For the years ended December 31, 2010 and 2009, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $1.5 million and $1.2 million, respectively, related to dilutive equity shares underlying our 2013 convertible senior notes.

RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE
AND EFFECTIVE TAX RATE
(Unaudited)

	Three Months Ended December 31, 2010

	Gross Margin	R&D	SG&A	Income (loss) from Ops	Income (loss) before tax	Effective Tax Rate
GAAP	32.7%	14.2%	17.2%	-1.7%	-2.5%	-26.4%
(a) Amortization of acquired intangible assets	1.7	—	—	2.0	2.0	16.4
(b) Stock-based compensation	0.3	(0.4)	(1.2)	1.9	1.9	15.4
(c) Restructuring charges	—	—	—	2.7	2.7	21.4
Non-GAAP	34.7%	13.8%	16.0%	4.9%	4.1%	26.8%

	Three Months Ended December 31, 2009

	Gross Margin	R&D	SG&A	Income from Ops	Income before tax	Effective Tax Rate
GAAP	30.4%	13.1%	14.0%	1.4%	1.0%	37.2%
(a) Amortization of acquired intangible assets	2.0	—	—	2.9	2.9	(11.9)
(b) Stock-based compensation	0.3	(0.5)	(1.5)	2.3	2.3	(9.6)
(c) Restructuring charges	—	—	—	1.1	1.0	(4.3)
Non-GAAP	32.7%	12.6%	12.5%	7.7%	7.2%	11.4%

	Year Ended December 31, 2010

	Gross Margin	R&D	SG&A	Income from Ops	Income (loss) before tax	Effective Tax Rate
GAAP	30.7%	13.6%	16.0%	0.2%	-0.3%	56.8%
(a) Amortization of acquired intangible assets	2.1	—	—	2.4	2.4	(25.3)
(b) Stock-based compensation	0.3	(0.5)	(1.4)	2.2	2.2	(22.6)
(c) Restructuring charges	—	—	—	0.6	0.6	(5.8)
(f) Tax liability adjustments	—	—	—	—	—	3.8
Non-GAAP	33.1%	13.1%	14.6%	5.4%	4.9%	6.9%

	Year Ended December 31, 2009

	Gross Margin	R&D	SG&A	Income (loss) from Ops	Income (loss) before tax	Effective Tax Rate
GAAP	30.5%	13.8%	14.8%	-0.7%	-1.1%	-1217.0%
(a) Amortization of acquired intangible assets	2.1	—	—	3.0	3.0	(6.4)
(b) Stock-based compensation	0.4	(0.7)	(1.6)	2.7	2.7	(5.8)
(c) Restructuring charges	—	—	—	1.8	1.8	(3.8)
(d) Deferred tax asset valuation allowance	—	—	—	—	—	1341.6
(e) Canadian deferred tax foreign exchange benefit	—	—	—	—	—	(102.3)
Non-GAAP	33.0%	13.1%	13.2%	6.8%	6.4%	6.3%

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets.

Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring charges, net: Restructuring primarily relates to activities engaged in by the Company’s management to simplify its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company’s period-over-period operating results.

(d) Deferred tax asset valuation allowance: A full valuation allowance for the Company's U.S. deferred tax assets was triggered by a three year cumulative jurisdictional pre-tax book loss projected for years 2007, 2008, and 2009 based on a “more likely than not” standard under the applicable GAAP. In the future, if the Company determines that it is more likely than not to realize the net U.S. deferred tax assets, the Company would reverse the applicable portion of the previously recorded valuation allowance. The Company believes it is appropriate to exclude this charge from its non-GAAP financial measures because it is a non-cash charge and its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(e) Canadian deferred tax foreign exchange benefit: During the first quarter of 2009, the Company recorded a favorable tax benefit related to locking in a foreign exchange rate with Canadian tax authorities. This exchange rate will be used to value the Company’s historical Canadian dollar denominated deferred tax assets going forward. The Company believes it is appropriate to exclude this charge in its non-GAAP financial measures because it is a non-cash benefit and its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(f) Tax liability adjustments: During the third quarter of 2010 the Company reversed approximately $1.4 million of income tax liabilities that were previously accrued for uncertain tax positions. In addition, the Company accrued an additional $400K of income tax liabilities related to an uncertain tax position in the third quarter. The Company believes it is appropriate to exclude these tax liability adjustments from its non-GAAP financial measures because it enhances the ability of investors to compare the Company’s period-over-period operating results and the $1.4 million income tax liability reversal was a non-cash benefit.

(g) Income taxes: Income tax provision/ (benefit) associated with non-GAAP adjustments, which is calculated as the net effect of all non-GAAP financial statement adjustments on the Company's overall income tax provision/ (benefit).

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	March 31, 2011
	Low End	High End
GAAP net income (assumes tax rate of 30%)	($1.4)	($0.4)
Stock-based compensation	1.4	1.4
Amortization of acquired intangible assets	1.4	1.4
Restructuring charge, net	0.2	0.2
Income tax effect of reconciling items	(0.7)	(0.4)
Total adjustments	$2.3	$2.6
Non-GAAP net income (assumes tax rate of 10%)	$0.9	$2.2

GAAP weighted average shares	24,400	24,400
Non-GAAP adjustment	500	500
Non-GAAP weighted average shares (diluted)	24,900	24,900

GAAP net loss per share	($0.06)	($0.02)
Non-GAAP adjustments detailed above	0.10	0.11
Non-GAAP net income per share (diluted)	$0.04	$0.09

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(In millions, unaudited)

	Three Months Ended
	March 31, 2011
GAAP	29.0%
Amortization of acquired intangible assets	1.7%
Stock-based compensation	0.3%
Non-GAAP	31.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

	Estimates at the midpoint of the guidance range for the Quarter Ended March 31, 2011
	R&D	SG&A
GAAP	$9.2	$11.1
Stock-based compensation	(0.3)	(0.9)
Non-GAAP	$8.9	$10.2

CONTACT:
RadiSys Corporation
Brian Bronson, 503-615-1281
Chief Financial Officer
brian.bronson@radisys.com
or
Holly Stephens, 503-615-1321
Finance and Investor Relations Manager
holly.stephens@radisys.com